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                                                                   Exhibit 10.12

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of
July 5, 1999 (the "Effective Date"), by and between Diginet Americas, Inc., a Delaware corporation (the "Company"), and David Rutchik (the "Employee").
                           -------                            --------

     WHEREAS, the Employee represents that he possesses skills, experience and knowledge that are of value to the Company; and

     WHEREAS, the Company desires to enlist the services and employment of the Employee on behalf of the Company and the Employee is willing to render such services on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1.  Employment Term.  Except for earlier termination as provided for in
         ---------------
Section 7 hereof, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, subject to the terms and provisions of this Agreement, for the period commencing on the "Effective Date"
                                                                --------------
(as defined in Section 21 below) and ending on the third anniversary of such date (the "Initial Term"), provided, however, that upon expiration of the
           ------------    --------  -------
Initial Term, the term of employment shall be automatically extended for a period of two years, unless either the Company or the Employee shall have given written notice to the other at least ninety (90) days prior to the expiration of the Initial Term that the term of employment shall not be so extended (the Initial Term ) and any subsequent period of extension of employment, the "Employment Term").
----------------

     2.  Duties.    During the Employment Term the Employee shall serve as
         ------
Executive Vice President Corporate Development, General Counsel and Secretary of
the Company.    The Employee shall perform such senior executive duties,
services and responsibilities on behalf of the Company and its subsidiaries as may be determined from time to time by the Chief Executive Officer (the "CEO"). In performing such duties hereunder, the Employee will report directly to the CEO.

          The Employee shall devote his full business time, attention and skill to the performance of such duties, services and responsibilities, and will use his commercially reasonable efforts to promote the interests of the Company. The Employee will not, without the approval of the Board of Directors of the Company (the "Board") (a) engage in any corporate, civic or charitable activity which would interfere with the performance of his duties as an employee of the Company, is in violation of reasonable written Company policies, is in violation of applicable law, or would create a conflict of interest with respect to the Employee's obligations as an employee of the Company, or (b) deliver lectures, fulfill speaking engagements or teach at educational institutions for compensation.

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     3.  Compensation.  In full consideration of the performance by the Employee
         ------------
of the Employee's obligations during the Employment Term (including any services as an officer, director, employee or member of any committee of any subsidiary or Affiliate of the Company, or otherwise on behalf of the Company), the
Employee shall receive a base salary (the "Base Salary") at an annual rate of
                                           -----------
$190,000 per year, payable semimonthly and an incentive bonus of $25,000 payable in full upon the date that is thirty (30) days following the Effective Date. During the Employment Term, the Employee will be eligible to receive annual increases in the Base Salary as determined in the sole discretion of the CEO and the Board. The Employee shall be solely responsible for taxes imposed on the Employee by reason of any compensation and benefits provided under this Agreement and all such compensation and benefits shall be subject to applicable withholding taxes.

     For purposes hereof, "Affiliate" shall mean, with respect to the Company, any entity at a time Controlling, Controlled by or under common Control with Company. "Control" and its derivatives shall mean: (i) with regard to any entity, the legal, beneficial, or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest), if not a corporation) of such entity ordinarily having voting rights or (ii) with regard to any entity, the management control over such entity.

     4.  Disability.  If the Employee is unable, as reasonably determined by the
         ----------
Board, to perform his duties, services and responsibilities hereunder by reason of a physical or mental infirmity for a total of ninety (90) calendar days in any twelve-month period during the Employment Term ("Disability"), the Company
                                                     ----------
shall not be obligated to pay the Employee any Base Salary for any period of absence in excess of such ninety (90) calendar days and, in any case, shall be entitled to terminate the Employee's employment hereunder in accordance with
Section 7.

     5.  Incentive Plans/Benefits.  In addition to the payments of the Base
         ------------------------
Salary and incentive bonus described above, during the Employment Term the Employee shall be: (i) eligible to receive a performance based annual bonus equal to 50% of the Employee's Base Salary upon attainment of 100% target performance, (ii) entitled to reimbursement for reasonable membership dues in professional organizations, and (iii) entitled to participate in employee benefit plans, policies, programs and arrangements, as may be amended from time to time, that are provided generally to senior executives of the Company to the extent of the Employee meets the eligibility requirements for any such plan, policy, program or arrangement.

     6.  Vacations.  During the Employment Term the Employee shall be entitled
         ---------
to the number of paid vacation days in each calendar year determined by the Company in accordance with the Company's policies in effect from time to time.

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     7.  Termination.  The Employee's employment with the Company and the
         -----------
Employment Term shall terminate upon the expiration of the Employment Term or upon the earlier occurrence of any of the following events (the date of termination, the "Termination Date"):
                  ----------------

         (a)  The death of the Employee ("Death").
                                          -----

         (b) The mutual agreement between the Company and the Employee that the employment of the Employee with the Company shall be terminated.

         (c) The termination of employment by the Company for Cause upon written notice (the "Cause Notice") to the Employee specifying the conduct constituting Cause. Termination of employment for "Cause" shall mean
                                                    -----
termination based on: (i) the conviction of the Employee of any crime involving the property or business of the Company or; (ii) the Employee's repeated, reckless misconduct injurious to the Company and failure to cure such action within ten (10) days after written demand for substantial improvement in performance with reasonable detail delivered to the Employee by the Board. For all purposes of the Employee's employment by the Company, if the Employee's employment is terminated for Cause, the effective date of such termination shall be the date of delivery of the Cause Notice.

         (d)  The termination of employment by the Company for Disability.

         (e) The termination of employment by the Company other than for Cause, Disability or Death.

         (f)  The termination of employment by the Employee for Good Reason.

"Good Reason" shall mean: (i)  any reduction in Base Salary, (ii) any material
------------
diminution in the Employee's position, duties or responsibilities, (iii) a change of control of the Company (as defined below), (iv) any relocation of the corporate headquarters of Diginet Americas, Inc. to a location that is more than one hundred (100) miles from the present location of such corporate headquarters.

         (g)  Termination by the Employee for other than Good Reason.

In the event of the termination of the Employee's employment, for whatever reason (other than Death), the Employee agrees to cooperate upon reasonable request with the Company, its subsidiaries and Affiliates and to be reasonably available to the Company, its subsidiaries and Affiliates as a matter of professional courtesy, with respect to continuing and/or future matters arising out of the Employee's employment hereunder with the Company, its subsidiaries or Affiliates, whether such matters are business-related, legal or otherwise.

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     8.  Termination Payments.
         --------------------

         (a) If the Employee's employment with the Company terminates, the Company will pay the Employee (i) any accrued and unpaid Base Salary as of the Termination Date and (ii) an amount equal to such reasonable and necessary business expenses incurred by the Employee in connection with the Employee's employment on behalf of the Company on or prior to the Termination Date but not previously paid to the Employee (the "Accrued Compensation").
                                      --------------------

         (b) If the Employee's employment with the Company terminates pursuant to Subsection (e) or (f) of Section 7 hereof, for a period of one year following the Termination Date, but only for so long as the Employee is in compliance with Section 10 hereof, the Company shall continue to pay the Employee the Base Salary in accordance with the normal payroll practices of the Company with respect to such Base Salary, and shall continue to provide the Employee with medical coverage and related benefits substantially comparable to that provided generally to senior officers of the Company.

         (c) If the Employee's employment with the Company terminates pursuant to Subsections (a) or (d) of Section 7 hereof, for a period of six months following the Termination Date, but only for so long as the Employee is in compliance with Section 10 hereof, the Company shall continue to pay the Employee the Base Salary in accordance with the normal payroll practices of the Company with respect to such Base Salary, and shall continue to provide the Employee with medical coverage and related benefits substantially comparable to that provided generally to senior officers of the Company.

         (d)  Vesting of Options.  In the event the Employee's employment
              ------------------
terminates pursuant to Subsections (a), (d), (e) or (f) of Section 7 hereof, (i) the portion of any options to acquire shares of the Company's common stock (the "Common Stock") held by the Employee which are scheduled to become vested and exercisable within six months of the Termination Date shall become vested and exercisable on the Termination Date, (ii), any unvested shares of Common Stock acquired by the Employee, pursuant to the exercise of options, which are scheduled to vest within six months of the Termination date shall vest on the Termination Date, and (iii) any vested options held by the Employee on the Termination Date shall remain exercisable for a period of one year thereafter. Nothing herein shall be construed to limit the vesting of all such options upon a Change of Control Transaction as provided in the Diginet Americas, Inc. 1996 Stock Option Plan.

         (e) All options to acquire shares of Common Stock granted to the Employee on July 5, 1999 (the "Grant Date") shall be subject to all of the terms
                               ----------
of the Company's standard early exercise stock option agreement as in effect on the Grant Date. Notwithstanding the foregoing sentence or anything to the contrary in any stock option agreement or plan, such options and any restricted shares of Common Stock acquired

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upon early exercise of such options shall vest and no longer be forfeitable according to the following schedule: 25% of the shares of Common Stock shall be vested on the Grant Date, and 1/48 of the shares of Common Stock shall vest on the 5th of each month and thereafter following July 5, 2000, in each case, if the Employee is employed by the Company on such date.

     9.  Change of Control.
         -----------------

         (a)  Notwithstanding the provisions of any agreement or
plan pursuant to which the Employee shall have been granted options to purchase shares of the Company's capital stock ("Options") upon an IPO (as defined below)
                                        -------
or upon a Change in Control of the Company or a public announcement of an agreement or arrangement which will result in a Change in Control, all such Options granted to the Employee shall become fully vested and in the event that the Employee's employment is terminated for any reason all such Options shall not expire prior to the 181st day after the date of such termination.

         (b) For purposes of this Agreement, a Change of Control shall be deemed to have occurred if: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including any securities acquired directly from the Company) representing more than 30% of the combined voting power of the Company's then outstanding securities; (b) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; (c) the stockholders of the Company approve a merger or consolidation of the Company with or into another unaffiliated entity, or the merger of another unaffiliated entity into the Company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than fifty percent (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; (d) the stockholders of the Company approve a plan for the sale, lease or other transfer of all or substantially all of the Company's assets to an unaffiliated person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); or (e) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company.

         (c) For the purposes of the Agreement, an IPO shall mean the first registration under the Securities Act of 1933, as amended, of any shares of the Company's capital stock.

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         (d)  Subject to Subsection (e) of this Section 9, in the event that the
Employee's employment terminates pursuant to Subsection (c) of Section 7 hereof, the Company shall have a call right, enabling the Company (or its designee) to require the Employee (or his successor or representative, as the case may be) to sell to the Company (or its designee) all shares of Common Stock held by the Employee at a per share purchase price equal to the lesser of the amount paid by the Employee for each share or the Fair Market Value of each such share as of the date of exercise of such call right. The call right shall be exercisable by the Company for twelve months after the later of (i) the Employee's termination of employment and (ii) the exercise of the Option.

         (e) The Company's call right as provided herein shall expire at the time of an IPO.

         (f)  For purposes of this Section 9, the term "Fair Market Value" of a
                                                        -----------------
share of Common Stock on any date means the value of such share of Common Stock as determined in good faith by the Board.

     10. Employee Covenants.
         ------------------

         (a)  Unauthorized Disclosure.  The Employee agrees and understands
              -----------------------
that in the Employee's position with the Company, the Employee will be exposed to and will receive information relating to the confidential affairs of the Company, its subsidiaries and Affiliates, including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company, its subsidiaries and Affiliates, and other forms of information reasonably considered by the Company to be confidential and in the nature of trade secrets ("Confidential Information"). The Employee agrees that during the
                ------------------------
Employment Term and for a commercially reasonable period thereafter, the Employee will not disclose such Confidential Information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. Upon termination of the employment Term, the Employee will supply or make available to the Company in a timely manner all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Employee during or prior to the Employment Term.

          Confidential Information shall not include information that: (i) is previously know by Employee at the time of disclosure without obligation of confidence, or without breach of this Agreement; (ii) is publicly disclosed through no wrongful act of Employee; (iii) is received from a third party having the right to lawfully possess and disclose same and without breach of this Agreement; (iv) is independently developed by Employee without access or reference to the Confidential Information, (v) is approved for release by authorization of the Company; or (vi) is required to be disclosed by a court or regulatory body of competent jurisdiction pursuant to applicable law or regulation.

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         (b)  Non-competition.  By and in consideration of the Company's
              ------------------
entering into this Agreement and the payments to be made and benefits to be provided by the Company hereunder, and further in consideration of the Employee's exposure to the Confidential Information of the Company, its subsidiaries and Affiliates, the Employee agrees that the Employee will not, during the Employment Term, and thereafter during the "Non-competition Term"
                                                        --------------------
(as defined below), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or hold any position as an officer, consultant, independent contractor, employee or partner in, any "Restricted Enterprise" (as defined
                                         ---------------------
below); provided that in no event shall ownership of less than 1% of the
        --------
outstanding equity securities of any issuer whose securities are registered under the Securities and Exchange Act of 1934, as amended, standing alone, be prohibited by this Subsection (b) of this Section 10. For purposes of this paragraph, the term "Restricted Enterprise" shall mean any person, corporation,
                     ---------------------
partnership or other entity that is principally engaged in providing local data and/or voice telecommunications services in Latin America. Following termination of the Employment Term, upon request of the Company, the Employee shall notify the Company of the Employee's then current employment status. For purposes of this Agreement, the "Non-competition Term" shall mean the period
                                 --------------------
beginning on the Termination Date and ending on the first anniversary of such date.

         (c)  Non-solicitation.  During the Non-competition Term, the
              ----------------
Employee shall not, and shall not intentionally cause any other person to, entice away from the Company, any of its subsidiaries or Affiliates, any person who is an employee or customer of the Company, any of its subsidiaries or Affiliates at the time of the Termination Date.

         (d)  Remedies.  The Employee agrees that any breach of the terms of
              --------
this Section 10 may result in irreparable injury and damage to the Company, its subsidiaries and/or its Affiliates for which the Company, its subsidiaries and/or its Affiliates may have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any threat of breach, the Company, its subsidiaries and/or its Affiliates, as applicable, shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all persons and/or entities acting for and/or with the Employee, without having to prove damages, in addition to any other remedies to which the Company, its subsidiaries and/or its Affiliates may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company, its subsidiaries and/or its Affiliates from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Employee. The Employee and the Company further agree that the provisions of the covenants contained in this Section 10 are reasonable and necessary to protect the businesses of the Company, its subsidiaries and Affiliates because of the Employee's access to Confidential Information and his material participation in the operation of such businesses. Should a court, arbitrator or other similar authority determine, however, that any provision of the covenants contained in this Section 10 are not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such covenants should be interpreted and enforced to the maximum extent to which such court or arbitrator deems reasonable or valid.

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          The existence of any claim or cause of action by the Employee against the Company and/or its subsidiaries and/or its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants contained in this Section 10.

     11. Non-Waiver of Rights.  The failure to enforce at any time the
         --------------------
provisions of this Agreement or to require at any time performance by any other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of any party to enforce each and every provision in accordance with its terms.

     12. Notices.  Every notice relating to this Agreement shall be in
         -------
writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested.

     13. Binding Effect/Assignment.  This Agreement shall inure to the
         -------------------------
benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Employee shall not assign all or any portion of this Agreement without the prior written consent of the Company.

     14. Entire Agreement.  This Agreement and the Option Agreement,
         ----------------
dated July 5, 1999, between the Employee and the Company, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the party to be charged.

     15. Severability.  If any provision of this Agreement, or any
         ------------
application thereof to any circumstances is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

     16. Governing Law.  This Agreement shall be governed by and
         -------------
construed in accordance with the internal laws of the State of New York, without reference to the principles of conflict of laws.

     17. Arbitration.  The Employee agrees that, at the Company's election
         -----------
(which election may be made on the Company's sole and absolute discretion at any time prior to the commencement of a judicial proceeding by the Company or, in the event instituted by the Employee, at any time prior to the last day to answer and/or respond to a summons and/or complaint made by the Employee), any dispute of any kind, nature or

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

description between the parties hereto in respect of arising out of this Agreement, the Employee's employment by the Company, and/or the termination thereof, shall be submitted to binding arbitration in the District of Columbia before the American Arbitration Association.

     18. Modifications and Waivers.  No provision of this Agreement may be
         --------------------------
modified, altered or amended except by an instrument in writing executed by the parties hereto. No waiver by any party hereto of any breach by any other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

     19. Headings.  The headings contained herein are solely for the
         --------
purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

     20. Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Employee has hereunto set his hand, on the day and year first above written.


                                       Company:
                                       --------

                                       Diginet Americas, Inc.



                                       By: /s/ Dave Schmieg
                                          ---------------------------------
                                            Name:    Dave Schmieg
                                            Title:   CEO

                                       Employee:
                                       --------


                                       /s/ David Rutchik
                                       ------------------------------------
                                       David Rutchik

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